UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

Blue Ridge Real Estate Company
Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28-43 (Big Boulder) (Commission File Number)	24-0822326 (Big Boulder) (I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania (Address of Principal Executive Offices)	18610-0707 (Zip Code)

(570) 443-8433
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
STANDBY SECURITIES PURCHASE AGREEMENT
FORM OF AMENDED AND RESTATED STOCK OPTION AGREEMENT
SCHEDULE OF OPTIONEES AND MATERIAL TERMS OF AMENDED AND RESTATED STOCK OPTION AGREEMENTS

Item 1.01 Entry into a Material Definitive Agreement.

Standby Securities Purchase Agreement

     On January 4, 2005, Blue Ridge Real Estate Company and Big Boulder Corporation (collectively, the “Company”) entered into a Standby Securities Purchase Agreement with Kimco Realty Services, Inc. (“Kimco”), a wholly-owned subsidiary of Kimco Realty Corporation. The agreement was entered into in anticipation of the Company’s filing of a registration statement with the Securities and Exchange Commission pursuant to which the Company proposes to offer its existing shareholders non-transferable rights to purchase shares of the Company’s common stock that have an aggregate value of $15,500,000, rounded to the nearest whole share. Under the proposed rights offering, each of the shareholders will also have an over-subscription right.

     The agreement provides that Kimco will purchase any and all shares of the Company’s common stock not subscribed for by the Company’s shareholders in the rights offering. Under the agreement, the Company granted Kimco registration rights with respect to the shares that Kimco purchases that are not otherwise subscribed for by the Company’s shareholders in the proposed rights offering. As a result, Kimco can cause the Company to register the shares it purchases pursuant to its standby purchase commitment and such shares would be eligible for resale in the public market without restriction.

     The foregoing is only a summary of the agreement. You are urged to read such agreement in its entirety for a more complete description of the terms and conditions of such agreement. A copy of the agreement is attached to this report as Exhibit 10.1.

     As of December 1, 2004, Kimco was the owner of approximately 52.84% shares of the Company’s common stock and is the Company’s controlling shareholder. Kimco Realty Corporation, the parent company of Kimco, is also presently providing consulting and management services to the Company. The consulting services focus on land development, acquisitions and disposals. The consulting fees are accrued monthly and are capitalized as part of land development. For the fiscal year ended October 31, 2004, the amount of the consulting fees was $285,000. Kimco Realty Corporation also served as the management company for the Dreshertown Plaza Shopping Center from June 2003 to March 2004, at which point the shopping center was sold. During its management term, Kimco Realty Corporation was paid $50,977 in management fees.

     In June 2004, the Company acquired two commercial rental real estate properties, the Oxbridge Square Shopping Center, located in Richmond, Virginia, and the Coursey Commons Shopping Center, located in Baton Rouge, Louisiana. Together the properties approximated $20,000,000 of acquired value. A portion of the purchase price was financed by obtaining a short-term bridge loan from Kimco Capital Corp., a wholly-owned subsidiary of Kimco Realty Corporation, approximating $7,375,000 with interest payable at 6% per annum. As of September 3, 2004, the short-term bridge loan from Kimco Capital Corp. was paid in full and replaced with long-term financing from an unrelated party in the amount of $7.7 million. As of the dates of purchase, a wholly-owned subsidiary of Kimco Realty Corporation was, and currently remains, the management company for both shopping centers and receives a fixed monthly fee of 4.5% of rental income on store leases. As of December 1, 2004, that subsidiary received $24,600 for management fees earned on the new shopping centers.

     Michael J. Flynn, the Chairman of the Company’s board of directors, is also President, Chief Operating Officer and Vice Chairman of the board of directors Kimco Realty Corporation. In addition, Patrick M. Flynn, who serves as one of the Company’s directors and is the Company’s President and Chief Executive Officer, is also the Director of Real Estate at Kimco Realty Corporation. Finally, Milton

Cooper, who serves as one of the Company’s directors, also serves as Chief Executive Officer and Chairman of the board of directors of Kimco Realty Corporation.

Amendments to Stock Option Agreements

     On January 4, 2005, the Company entered into Amended and Restated Stock Option Agreements with each holder of outstanding options to purchase shares of the Company’s common stock, including Michael J. Flynn, Patrick M. Flynn, Eldon D. Dietterick and Richard T. Frey. The amended and restated agreements amended the existing stock option agreements between the Company and the option holders. The amendments contained in the amended and restated agreements provide each option holder with the ability to pay the exercise price for their options by delivering shares of the Company’s common stock in lieu of cash or by a cashless exercise whereby the option holder would direct a broker-dealer to sell a sufficient number of the shares underlying his or her option and deliver the sale proceeds directly to the Company to pay the exercise price for the option. In addition, amendments were made to Michael J. Flynn’s existing stock option agreements to make them consistent with the amended and restated agreements of each other option holder with respect to, among other things, termination and rights upon a change of control of the Company.

     The foregoing is only a summary of the amended and restated agreements. You are urged to read the Form of Amended and Restated Stock Option Agreement and the Schedule of Optionees and Material Terms of Amended and Restated Stock Option Agreements attached to this report as Exhibits 10.2 and 10.3, respectively, in their entirety for a more complete description of the terms and conditions of such agreements.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.1	Standby Securities Purchase Agreement, dated as of January 4, 2005, by and among Blue Ridge Real Estate Company, Big Boulder Corporation and Kimco Realty Services, Inc.

10.2	Form of Amended and Restated Stock Option Agreement.

10.3	Schedule of Optionees and Material Terms of Amended and Restated Stock Option Agreements.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION

Date: January 5, 2005	By:	/s/ Eldon D. Dietterick

	Name:	Eldon D. Dietterick
	Title:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Standby Securities Purchase Agreement, dated as of January 4, 2005, by and among Blue Ridge Real Estate Company, Big Boulder Corporation and Kimco Realty Services, Inc.

10.2	Form of Amended and Restated Stock Option Agreement.

10.3	Schedule of Optionees and Material Terms of Amended and Restated Stock Option Agreements.